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                                                                    EXHIBIT 12.4

                             PACCAR Financial Corp.

                 COMPUTATION OF RATIOS FOR ALLOWANCE FOR LOSSES
                       ON RECEIVABLES AND PAST DUE LEVELS
                             (Thousands of Dollars)


                                                                               Year Ended December 31
                                                                   ---------------------------------------------
                                                                      1994             1993              1992
                                                                   ----------       ----------        ----------
Net credit losses (recoveries)                                     $   (3,427)      $    3,919        $    8,611
Allowance for losses at end of period                                  29,900           24,000            21,840
Average finance receivables and equipment
   on operating leases                                              1,602,593        1,320,214         1,124,850
Period end finance receivables and equipment
   on operating leases                                              1,776,753        1,505,872         1,179,225
Period end gross contracts and operating
   lease receivables past due over 60 days                              3,575            5,704            15,184
Period end gross contracts and
   operating lease receivables (1)                                  1,542,071        1,259,213         1,022,382

Ratios:
Net credit losses (recoveries) to average
   finance receivables and equipment on
   operating leases                                                     (.21%)            .30%              .77%
Allowance for losses to period end finance
   receivables and equipment on
   operating leases                                                     1.68%            1.59%             1.85%
Period end gross contracts and operating lease receivables
   receivables past due (over 60 days) to period end
   gross contracts and operating lease receivables                       .23%             .45%             1.49%

(1) Exclusive of Master Note receivables.


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